                                                                    EXHIBIT 10.3

                            ADSL SERVICE AGREEMENT
                            ----------------------

                    Bell Atlantic Network Integration, Inc.

This Agreement is entered into the 24th day of August, 1999 by and between Bell Atlantic Network Integration, Inc. ("BANI") and Information-Highway.com, Inc. ("Customer").

WHEREAS Customer desires to procure services from BANI in order to provide Asymmetric Digital Subscriber Line ("ADSL") service, Internet access, and other ancillary services (collectively the "Service" as further described in Section
1) to its customers (hereinafter referred to as "Subscriber"); and

WHEREAS BANI possesses the skills and knowledge to provide the Service, as further described below.

NOW THEREFOR, the parties, intending to be legally bound, agree as follows:

1.   Description of Service:
--   -----------------------

BANI shall furnish Customer with Services over existing telephone lines which consist of the following components, as further described in Attachment E for the fees set forth on Attachment A:

 .  ADSL transport service from the home to the local central office (wire center) where loop qualified
 .  DSL Internet Access Service
 .  Installation of DSL Service, activation of Internet access and inside wire
 . Network management service for trouble resolution throughout the entire BANI network utilizing a robust network management system to monitor, detect, isolate and restore Service.
 . Technical support to Customer's System Administrator via a help desk, 24 hours a day, 7 days a week. BANI will not provide technical support to Subscribers.

BANI will provide Customer with an implementation plan within thirty (30) days after execution of the Agreement.

2.   Terms of Service Use
--   --------------------

2.1 Terms of Use. Customer and Subscribers shall use the Service for lawful purposes only. Furthermore, Customer and Subscriber agree to comply with the BANI Acceptable Use Policy ("AUP") set forth in Attachment B (which is incorporated herein). This section may be amended by BANI from time to time by providing at least thirty (30) days written notice to Customer. Customer may also visit BANI's web site at www. biz. bellatlantic. net to review the AUP and
                              ------------------------------
any such changes. The use of the Service by Customer or Subscribers after any change by BANI to the terms and conditions or policies will constitute acceptance of any changes. If Customer or Subscribers violate any of the AUP, the use of the Service maybe immediately terminated or suspended by BANI without prior notice. BANI shall be under no obligation to monitor the compliance of Customer or Subscriber with such terms and conditions or policies.

2.2 Global Service Provider. Under current regulatory requirements, Customer must select a global service provider ("GSP") which is connected to the Service to enable Customer to connect to Internet-based services, other parties, networks, and sites outside of certain calling areas known as LATAs. A list of the GSPs which are connected to the Service may be obtained from time to time from BANI. BANI makes no endorsement or recommendation with respect to any GSP or service that such GSP provides. The GSP and the services the GSP provide are completely separate from BANI and the Service. BANI shall have no liability or responsibility to Customer with respect to any actions or inactions by the GSP or the service the GSP provides.

3.   Payment for the Service
--   -----------------------

3.1 Rates and Invoicing. BANI will provide an aggregate invoice to Customer for all subscribers, with a detailed summary of each account. Customer will pay BANI for the Services on a per Subscriber basis at the rates set forth on Attachment A and Section 4 in U.S. dollars. In addition, Customer agrees to pay any applicable taxes, including but not limited to sales and value-added taxes. BANI will invoice Customer monthly in advance of Services. Payment from Customer is due net thirty (30) days from the date of the invoice. If BANI contracts to provide Services at a lower rate than those set forth in Attachment A, to a similarly situated commercial customer under substantially similar terms and volumes as this Agreement, then BAN I will pass the lower rate on to Customer within thirty days of the effective billing date of the other contract.

3.2 Late Fees. BANI may charge Customer, and Customer agrees to pay a fee for late payment at the lesser of one and one-half percent (1.5%) per month, or the highest rate permitted by law. Customer's failure to remit payment on a timely basis shall constitute a breach and default under this Agreement, and may result in the suspension of Service or termination of this Agreement without prior notice to Customer or its Subscribers.

3.3 Costs of Collection. Customer agrees to pay to BANI any collection costs, attorneys' fees and other expenses incurred by BANI in connection with its attempt-to collect any unpaid balance owed by Customer.

3.4 GSP Charges. Customer is responsible for the payment of charges by the GSP selected by the Customer. Such charges may be billed directly to Customer by the GSP, or may appear on Customer's bill from BANI if BANI provides billing services on behalf of the GSP, in which case Customer will pay all GSP charges to BAN I with no right of set off.

4.0  Minimum Customer Commitments
---  ----------------------------

4.1 Customer guarantees a minimum of one thousand (1000) Subscribers beginning at the end of the second year and shall be defined as the "Minimum Subscriber Commitment". Beginning in month thirteen (13) Customer shall maintain a minimum of 1000 accounts each month throughout the Term of the Agreement.

4.2 Customer may fulfill its Minimum Subscriber Commitment by ordering the Service in any state, territory or jurisdiction where the Service is offered by BANI.

5.0  Equipment
     ---------

At Customer's option, BANI agrees to provide Equipment for each installation at the prices set forth in Attachment A.

6.0  Upgrade of Service
---  ------------------

All Service improvements offered by BANI will be made available to Customer when commercially available and on the same terms as to other customers of the Service. At any time during the Term, Customer may upgrade to any DSL based services offered by BANI as part of its service and such orders will count towards the Customer's Minimum Subscriber Commitment. These orders can be in addition to the ADSL-based Services or may replace the ADSL-based Services, at Customer's option.

7.   Term, Termination and Suspension
--   --------------------------------

7.1 Term. The term of this Agreement shall begin on the date this Agreement is executed by Customers representative, and shall continue for thirty six (36) months. This Agreement shall automatically renew for additional one year terms unless Customer provides BANI with written notice of intent to discontinue the Service not less than thirty (30) days prior to the end of the term. After the expiration of this Agreement, Customer shall cease marketing and distribution of the Service.

7.2 BANI Termination or Suspension of Service. BANI may, with cause, suspend Service to any Subscriber immediately without notice as provided in other sections of this document. In the event a legislature, regulatory agency, court or other governmental entity materially and adversely changes the rights, obligations or risks of Bell Atlantic with respect to provision of ADSL, then BANI may terminate this Agreement by providing at least ninety (90) days advance written notice thereof to Customer.

7.3 Customer Early Termination. After the execution of this Agreement, Customer may cancel the Services upon sixty (60) days prior written notice in advance of the effective date of such cancellation date. In such case, Customer shall pay to BANI all charges for Services provided through the effective date of such cancellation plus a cancellation charge in an amount equal to the balance of the monthly Service charges for the Minimum Subscriber Charges that would otherwise have become due for the unexpired balance of the Term.

7.4 Termination for Default. Either party may terminate this Agreement without liability to the other party immediately by written notice in the event the other party (i) materially breaches this Agreement and fails to cure such breach within thirty (30) days following written notice thereof, or if such breach cannot reasonably be cured during that time, uses its best efforts to cure such breach as soon as practicable but in any event within ninety (90) days, (ii) engages in fraud, criminal conduct or willful misconduct in connection with the business relationship of the parties, or (iii) becomes insolvent, becomes involved in any liquidation or termination of its business, is adjudicated a bankrupt or effects an assignment for the benefit of creditors.

8.   Customer Responsibilities
--   -------------------------

8.1 Customer will supply their own customized browser as client software which is specific to Customers operating environment, as well as the Ethernet card and 10BaseT Jumper cabling.

8.2 Customer agrees to manage all Tier 1 helpdesk support. Tier 1 helpdesk support includes:

     8.2.1 initial and on going telephone, email or fax support for issues regarding initial installation of Service. This includes hardware such as modem, personal computer and telephone setup.

     8.2.2 all Subscriber interfaces for on going application support such as email, web browser(s), news readers, irc clients or other plug-ins.

     8.2.3 all on going hardware and software connectivity issues including modems, conflicts with telephone answering devices, local and customer premise telephony problems, peripheral devices, operating systems and other software conflicts.

     8.2.4 all Subscriber interfaces for on going support for Internet connectivity including outages, service interruptions, busy signals and maintenance periods.

8.3 Customer agrees to select a GSP from a list of qualified carriers who have agreed to interconnect with Bell Atlantic Network. The GSP is not affiliated with BANI and independently establishes the charges, terms and conditions for its service.

9.   Marketing And Distribution Of Service
--   -------------------------------------

9.1 Subject to the terms and conditions specified in Attachment C and incorporated fully herein, during the term of this Agreement, Customer is authorized by BANI to use the trademarks, trade names, logos and designations used by BANI for the Service in connection with Customer's distribution and promotion of the Service. Customers use of such trademarks, trade names, logos and designations shall be in accordance with BANI's policies in effect from time to time, including but not limited to trademark usage and cooperative advertising policies. Customer shall not advertise, market or otherwise disclose to others any information relating to the making of this Agreement, nor commercially use BANI's name, without BANI's express written consent.

9.2 Customer understands that BANI may enter into arrangements similar to this Agreement with third parties. Similarly BAN[ understands that Customer may enter into arrangement similar to this Agreement with third parties, provided Customer meets their obligations herein.

9.3 Customer agrees to: (a) conduct business in a manner that reflects favorably at all times on the good name, goodwill and reputation of Bell Atlantic and BANI; (b) avoid deceptive, misleading or unethical practices that are or might be detrimental to BANI, the Services, or the public; (c) make no false or misleading representations with regard to BAN I or the Services; (d) not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to the Services; and
(e) make no representations, warranties or guarantees to Subscribers or to the trade with respect to the specifications, features or capabilities of the Services that are inconsistent with the literature distributed by BANI.

10.  No Endorsement
---  --------------

10.1 Customer agrees that: (a) BANI's link to a web site as part of the Service does not in any way represent or imply an approval of, or a determination of the quality of, the product or service described in the web site, or an endorsement, sponsorship or recommendation of the product or service; and (b) the links provided with the Service are maintained by third party organizations or entities and those third party entities or organizations are solely responsible for the web site's content.

10.2 The use of the Service by Customer and Subscribers is completely at their own risk. BAN I shall in no way be responsible or liable to Customer or its Subscribers for any loss or damage as a result of the use of the Service. Customer acknowledges and agrees that although BANI shall make every reasonable effort to provide continuous, uninterrupted, and expedient Service available to Customer and Subscribers, interruptions in Service may occur as normal events in the provision of Service. Customer also agrees and acknowledges that through the use of the Service, Customer and Subscribers may have access to information which may be sexually explicit, obscene or offensive, or otherwise unsuitable for minors under the age of eighteen (18) years old. Customer acknowledges that BANI has no control over such information. BAN I shall provide Customer with a Service Level Guarantee, when commercially available from BANI.

11.  Consequential Damages and Limitation of Liability
---  -------------------------------------------------

11.1 Customer agrees that all information provided on the Service, and the Service itself, is provided "AS IS" and on an "AS AVAILABLE" basis.

11.2 BANI DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ANY WARRANTY THAT THE SERVICE OR ANY ASSOCIATED SOFTWARE OR NETWORK TRANSPORT WILL BE UNINTERRUPTED OR ERROR FREE OR ANY WARRANTY THAT TRANSMISSIONS OF INFORMATION, DATA OR COMMU141CATIONS THROUGH THE SERVICE ARE SECURE. IN NO EVENT SHALL BANI BE LIABLE TO CUSTOMER OR ITS SUBSCRIBERS FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS OR LOSS OR DAMAGE TO DATA ARISING OUT OF THE USE, PARTIAL USE OR INABILITY TO USE THE SERVICE, EVEN IF BANI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND CUSTOMER, FOR ITSELF AND ITS SUBSCRIBERS, SUCCESSORS AND ASSIGNS, WAIVES ITS RIGHTS TO SUCH DAMAGES. BANI"S ENTIRE LIABILITY TO CUSTOMER AND ITS SUBSCRIBERS, AND THE EXCLUSIVE REMEDY OF CUSTOMER AND ITS SUBSCRIBERS UNDER THIS AGREEMENT, FOR ANY CLAIM, WHETHER IN CONTRACT (INCLUDING BREACH OF WARRANTY), OR IN TORT (INCLUDING NEGLIGENCE, GROSS NEGLIGENCE AND INTENTIONAL MISCONDUCT), SHALL BE LIMITED TO THE TOTAL AMOUNT PAID BY CUSTOMER TO BANI FOR THOSE SERVICES UPON WHICH THE LIABILITY IS BASED. In the event the above-referenced exclusion is not permitted by state law, BANI's liability shall be limited to the greatest extent permitted by law.

12.  Indemnification
---  ---------------

Customer shall indemnify, save, protect, hold harmless and defend BANI, its employees, officers, directors, agents and affiliates for any claims for damages of any kind (including but not limited to claims for attorneys' fees) brought or asserted by a third party against BANI based in whole or in part on Customer's breach of this Agreement or the use of the Service by Customer or Subscribers.

13.  Contingencies
---  -------------

Neither party shall be liable for delays, damages or failures in performance due to causes beyond their reasonable control, including, but not limited to, acts of a governmental body, acts of God, acts of third parties, fires, floods, strikes or other labor-related disputes, or an inability to obtain necessary services. This Section shall also include Customer's inability to meet Minimum Subscriber Commitments, as defined in Section 4, due the BANI's inability to provide ADSL installation.

14.  Miscellaneous
---  -------------

14.1 Severability. If any of the terms or conditions in this Agreement are properly found to be invalid or unenforceable by a government body, the remaining terms or conditions of this Agreement shall not be affected by the finding and shall continue to apply.

14.2 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard to its conflict of law rules.

14.3 No Waiver. BANI's failure at anytime to enforce any of the provisions of this Agreement or any right or remedy available to it under this Agreement or at law or in equity, or to exercise any option provided in this Agreement shall in no way be construed to be a waiver of such provisions, rights, remedies or options or in any way to affect the validity of this Agreement. The exercise by BANI of any rights, remedies or options provided under this Agreement or at law or in equity shall not preclude or prejudice BANI from exercising thereafter the same or any other rights, remedies or options.

14.4 Entire Agreement. This Agreement, and the documents incorporated by reference, are the entire agreement between Customer and BANI on the subject matter of this Agreement and supersedes all prior representations, understandings or agreements on the subject matter of this Agreement including, without limitation, any marketing or promotional material that may be supplied by BANI.

This Agreement includes the following Attachments:

Attachment A - Service Rates
Attachment B - Acceptable Use Policy
Attachment C - License To Use BANI Trade Names And Trademarks
Attachment D - Escalation Procedures for Ongoing Support Group
Attachment E - Service Description and Architecture

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above set forth.

Bell Atlantic Network Integration, Inc.       Information-Highway.com, Inc.
1880 Campus Commons Drive                     #185, 10751 Shellbridge Way
Reston, VA 2019I                              Richmond, B.C. V6X 2W8



By:            /s/ Michael Barth              By:         /s/ John G. Robertson
-------------------------------------         ----------------------------------
Print Name:    Michael Barth                  Print Name: John G. Robertson
-------------------------------------         ----------------------------------
Title:    Director Product Management         Title:       President
--------------  ---------------------         ----------------------------------
Date:     August 25, 1999                     Date:
-------------------------------------         ----------------------------------

                                                                    Attachment A
                                                                    ------------

                                 Service Rates

Monthly Subscriber Rates
------------------------

           Single User              GSP Rate
           Internet
           Access
640/90     $ 42.95                  $4.00
1.6/90     $ 61.05                  $5.50
7.1/680    $127.95                  $9.00

Non recurring installation and activation fees per Subscriber
-------------------------------------------------------------

Infospeed                  $ 99.00
Internet Access            $ 25.00
Installation of CPE        $180.00
No Access Charge           $ 63.00

                                 Choice of GSP

Qwest Internet Solutions ____________________

GTE Internetworking__________________________

                                Equipment Rates

Item                                         Retail Price
Westell DSL Modem (DMT)                           $   299
Westell DSL Modem (CAP)                           $   325
Efficient Networks Speedstream 3060 (DMT)         $   159
Efficient Networks Speedstream 4060 (DMT)         $   259
3Com Etherlink NIC - ISA                          $ 49.95
3Com Etherlink NIC - PCI                          $ 59.95
3Com Etherlink NIC - PCM/CIA                      $149.95
RJ14 Phone Cable                                  $  2.80
DSL Modular Splitter                              $ 42.05
Swapper- pin-out changer for DIVIT modem          $  1.30
Wall in-line Phone Filter                         $ 14.40
Desk-mount Phone Filter                           $  3.55
RJ 11 Duplex Jack                                 $  2.55

                                                                    Attachment B
                                                                    ------------

                             Acceptable Use Policy

1. This Attachment B, "Acceptable Use Policy" sets forth the BANI policy on the acceptable use by Customer and Subscribers ("you" or "your") of the Service. It is designed to help protect the Service, BANI's customers and the Internet community, from irresponsible or illegal activities.

2. You may not use the Service as follows: (a) for any unlawful, improper or criminal purpose or activity; (b) to post or transmit information or communications -that, whether explicitly stated, implied, or suggested through use of symbols, are obscene, indecent, pornographic, sadistic, cruel, or racist in content, or of a sexually explicit or graphic nature; or which espouses, promotes or incites bigotry, hatred or racism; or which might be legally actionable for any reason; (c) to attempt to access the accounts of others, or attempting to penetrate security measures of BANI or other entities' systems ("hacking") whether or not the intrusion results in corruption or loss of data;
(d) to bombard individuals or newsgroups with uninvited communications, data or information, or other similar activities, including but not limited to "spamming" or "flaming"; (e) to transmit unsolicited voluminous emails (for example, spamming) and to intercept, interfere with or redirect email intended for third parties using the Services; (f) to introduce viruses, worms, harmful code and/or trojan horses on the Internet; (g) to post information on newsgroups which is not in the topic area of the newsgroup; (h) to interfere with another person's usage or enjoyment of the Internet or this Service; (i) to post or transmit information or communications that are defamatory, fraudulent, obscene or deceptive, including but not limited to scams such as "make-money-fast" schemes or "pyramid/chain" letters; (j) to damage the name or reputation of BANI, its parent, affiliates and subsidiaries, or any third parties; (k) to transmit confidential or proprietary information, except solely at your own risk; (1) to violate BANI's or any third party's copyright, trademark, proprietary or other intellectual property rights, including trade secret rights; (m) to attempt to subvert, or to aid third parties to subvert, the security of any computer facility; (n) to generate excessive amounts (as determined by BANI in its sole discretion) of Internet traffic, or to disrupt net user groups or email use by others; (o) to engage in activities designed to or having the effect of degrading or denying Service to BANI users or others (including activities that compromise a server, router, circuit or software; (p) to use any name or mark of BANI, its parent, affiliates or subsidiaries, as a hypertext link to any Web site or in any advertising publicity or other commercial manner; (q) to use your BANI account for the purpose of operating a server of any type; (r) using the Service or the Internet in a manner intended to threaten, harass, intimidate, or in a manner that tends to damage the name or reputation of BANI, its parent, affiliates or subsidiaries; (s) causing the screen to "scroll" faster than other subscribers or users are able to type to it, or any action that has a similar disruptive effect, on or through the Service; (t) using the Service to disrupt the normal flow of online dialogue,
(u) using the Service to violate any operating rule, policy or guideline of any other online services provider or interactive service; (v) attempting to subvert or to aid third parties to subvert, the security of any computer facility or system connected to the Internet; (w) impersonating any person or using a false name while using the Service; (x) damaging the name or reputation of BANI, its parent, affiliates or subsidiaries; (y) installing "auto-responders," "cancel-bots" or similar automated or manual routines which generate excessive amounts of net traffic, or disrupt net user groups or email use by others; (z) making false or unverified complaints against any BAN[ subscriber, or otherwise abuse any of BAN I complaint response procedures; (aa) using software or any other devise that would allow your account to stay logged on while you are not actively using the Service or using a BANI account for the purpose of operating a server of any type; (bb) exporting software or any information in violation of US export laws; or (cc) using the Service in contravention of the limitations of the pricing plan you have chosen.

3. You shall comply with all applicable local, state, national and international laws and regulations, including those related to data privacy, international communications, and exportation or technical or personal data.
You represent that you are not a specifically designated individual or entity under any, US embargo or otherwise the subject, either directly or indirectly (by affiliation, or any other connection with another party) to any order issued by any agency of the US Government limiting, barring, revoking or denying, in whole or in part your US export privileges. You agree to notify BANI if you become subject to any such order.

4. You shall not delete any proprietary designations, legal notices or other identifiers belonging to third parties from any information obtained or sent using the Services. You agree to obtain all required permissions if you use the Service to receive, upload, download, display, distribute, or execute software or perform other works protected by intellectual property laws including copyright, trademark, trade secret and patent laws. You agree to cooperate with BANI and provide requested information in connection with all security and use matters.

5. BANI reserves the right to cooperate with legal authorities and/or injured third parties in the investigation of any suspected crime or civil wrong.

6. BANI reserves the right, but shall be under no obligation, to monitor your compliance, or the compliance of other subscribers, with the terms, conditions or policies of this Agreement.

                                                                    Attachment C
                                                                    ------------

                License To Use BANI Trade Names And Trademarks

Subject to the terms and conditions specified in this Agreement, BANI hereby grants to Customer, for the term of this Agreement, a limited non-exclusive, non-assignable license to use the trade names, trademarks and service marks (hereinafter "Licensed Marks") for purposes of marketing the Services for resale.

BANI will provide Customer with the specifications and restrictions on using the Licensed Marks. Customer may use these Licensed Marks solely as depicted in graphic configurations to be provided by BANI.

Customer shall not use the Licensed Marks in any format other than the most recent graphic configurations as provided by BANI. Customer shall not use any of the Licensed Marks as part of its corporate name, trade name or business name. Customer further agrees to abide by such policies, standards and practices regarding the use of the Licensed Marks as BANI may establish and provide written notice of from time to time.

Customer shall submit to BANI for prior review and approval, all advertising, including, without limitations, sales brochures, promotional materials, business cards, letterhead, press releases, Internet and other electronic listings, and other items or materials in which the Licensed Marks are used. Customer shall not publish, distribute or use any such advertising without the prior written approval of BANI.

In order to comply and continue in compliance with applicable trademark law, including the U. S. Trademark Act of 1946, 15 U.S.C. Section 1051, et seq., with
                                                                   ---------
respect to control by BANI of the nature and quality of the marketing of Products and Services for Resale by Customer with the Licensed Marks:

Customer shall ensure that all advertising under the Agreement performed by Customer in connection with the Licensed Marks complies with all applicable Federal, State, and Local laws and regulations.

Customer shall comply with all guidelines outlined by BANI and such other quality control policies, standards and practices related to the Licensed Marks as BANI may adopt and provide written notice of from time to time.

BANI shall have the right, at all reasonable times, to conduct an examination of the facilities of Customer in conjunction with Customer's use of any Licensed Marks to determine whether Customers obligations under this Agreement comply with the BAN I policies, standards and practices for the use of the Licensed Marks.

If at any time Customer fails to comply with this Agreement or with BANI policies with respect to the advertising permitted herein, standards and practices for such advertising, or Customer's use of the Licensed Marks fails to comply with this Agreement or with BANI's policies, standards and practices, BANI may suspend or terminate Customers license to use the Licensed Marks and/or terminate this Agreement.

Customer acknowledges the value of the Licensed Marks and 'the goodwill associated therewith and acknowledges that such goodwill is a property right belonging to BANI or to BANI's parent or affiliated companies and that BANI or BANI's parent or affiliated companies are the owners of all trademarks, service marks, trade names, and other rights in the Licensed Marks. Customer acknowledges that nothing contained in this Agreement is intended as an assignment or grant to Customer of any right, title or interest in or to the Licensed Marks and that this Agreement does not confer any right or license to grant sublicenses to third parties, including but not limited to Customer's representatives, agents, or subcontractors, to use any Licensed Mark. Customer shall not challenge the title or any right of BANI or BANI's parent or affiliated companies in and to the Licensed Marks or benefit therefrom, or make any claim or take any action adverse to BANI or BANI's parent or affiliated company's ownership of the Licensed Marks. All rights, if any, that may be acquired by use of the Licensed Marks by Customer shall inure to the benefit of and be on behalf of BANI and BANI's parent and affiliated companies. Customer shall not adopt, use (other than as authorized herein), register or seek to register any trade name, trademark or service mark anywhere in the world which is identical to any Licensed Mark or which is so similar thereto as to constitute a deceptive colorable imitation thereof or to suggest or imply some association, sponsorship or endorsement by BANI or BANI's parent or affiliated companies. BAN[ warrants that it is the owner of the Licensed Marks or has the right to grant the rights with respect to the Licensed Marks.

Customer agrees to notify BANI of any unauthorized use of the Licensed Marks by others promptly as it comes to Customers attention. BAN[ and its parent and affiliated companies shall have the sole right to engage in infringement or unfair competition proceedings involving the Licensed Marks.

Upon termination or expiration of this Agreement, the license to use the Licensed Marks granted hereunder shall cease to exist and Customer shall immediately cease any use of such Licensed Marks. Customer shall also promptly destroy or return to BANI all materials in its possession or control displaying the Licensed Marks.

Customer shall not, without the prior written approval of BAN[, use in any items or materials in which the Licensed Marks are used (including, but not limited to communicational materials in which the Licensed Marks are used), directly or by inference or implication, the name or brand of any person or entity other than Customer or the Bell Atlantic companies. Customer shall notify BANI in advance of the proposed use of the name or brand of a person or entity other than Customer or the Bell Atlantic companies in items or materials in which the Licensed Marks will be used. BANI shall have forty-five (45) days after being notified of such proposed use to approve or disapprove of the proposed use. BAN I approval or disapproval of the proposed use shall be at BANI's sole discretion and the proposed use may be disapproved by BANI without cause. Any items or materials in which the Licensed Marks are used and which use the name or brand of a person or entity other than Customer or the Bell Atlantic companies shall also be subject to review.

                                                                    Attachment D
                                                                    ------------

                        Tier 2 And 3 Technical Support
                                      And
                             Escalation Procedures


                             Tier 2 and 3 Support

BANI shall provide Tier 2 and 3 technical support to Customer on a'7 x 24 basis. The specific responsibilities of BANI in providing Tier 2 and 3 support are as follows:

Research issues that are referred from Tier 1, and resolve escalated issues within 24 hours. Customer Tier 1 will maintain Subscriber contact for problem resolution.

Measure and analyze root causes of Tier 1 escalations, develop solutions, document procedures and make them available to Customer.

Serve as the single point of contact for resolution of Bell Atlantic network, Wide Area Network Management Center (WANIVIC), and BANI server farm problems.
Example: A hub rings busy, and Tier 1 contacts Tier 2. Tier 2 validates that capacity is not the root cause and there is a technical problem. - Tier 2 refers it to -WANMC. Tier 2 coordinates with - WANIVIC until the problem is resolved or a work around is developed. Tier 2 will provide Tier 1 with an initial assessment within 15 minutes of the initial contact. For the duration of the problem, Tier 2 will provide Tier 1 with updates every 60 minutes.

      Escalation Procedures for Ongoing Support Group (Post Installation)

The BSS Ongoing Support (OGS) team's primary role is to act as the Customer's advocate and oversee the resolution of any BANI Internet Service related problems affecting Customer's Subscribers. In addition, the OGS team also manages the Customer escalation path for any and all service related issues. As such, the entry into the escalation process is first initiated via the OGS team.

Tier: 1 Support provided by Customer

Tier: 2 Ongoing Support (OGS) Specialist

1.  Customer contacts OGS team on 1-800-475-7840
2. Customer reports to the OGS consultant the current issue and a trouble ticket is created.
3.  OGS specialist assists Customer with the issue to the best of their ability.
4. If the Customer is dissatisfied with the handling of their issue, the Customer can ask to escalate the ticket to the OGS Team Manager.

Tier: 3 OGS Team Manager

1. At specific request of Customer, the OGS specialist will notify the OGS team manager (if they are not already involved) of the escalation request.
2. OGS specialist will note that further escalation has been requested on the Trouble Call ticket.
3.  If a call back is specifically requested:

During Normal Business Hours:

     for minor issues (i.e. only a small element of service is compromised) OGS team manager will call Customer back within one business day;
     for major issues (i.e. major portion or entire service compromised) OGS team manager will return phone call within the same business day of being notified of escalation.

During off Hour Periods (Evenings/Weekends/Holidays):

     for all issues, OGS team manager will contact Customer the following business morning.

Tier: 4 BANI Director of Customer Care
Subsequent escalation requests by Customer should also come through the OGS team via the 800#.

OGS consultant will notify the OGS team manager who will involve the Director of Customer Care, if not already involved.
OGS consultant will again note that further escalation has been requested on the trouble call ticket.

The Director of Customer Care will respond with a callback to the Customer per the following:

During Normal Business Hours:

for minor issues (i.e. only a small element of service is compromised) OGS team manager will call Customer back within one business day;
for major issues (i.e. major portion or entire service compromised) OGS team manager will return phone call within the same business day of being notified of escalation.

During Off Hour Periods (Evenings/Weekends/Holidays) for all issues, Director of Customer Care will contact Customer the following business morning.

                                                                    Attachment E
                                                                    ------------

                     Service Description and Architecture
                     ------------------------------------

                                  DSL Service
                                  -----------

DSL is an access service that uses ADSL. A splitter is installed at the customer's designated premises. Data traffic generated by a modem is transported to the Infospeed DSL Connection Point. From there, the traffic is transported to the customer's service provider via the Company's Asynchronous (S)(X) Transfer Mode Cell Relay Service (ATM).

Three (3) types of Infospeed DSL Service are available based on the upstream and downstream speed combinations chosen by the customer:

     (a) Infospeed 640K: provides maximum speeds of 640 kilobits per second
         (kbps) downstream and 90 kbps upstream.

     (b) Infospeed 1.6M: provides maximum speeds of 1.6 megabits per second
         (Mbps) downstream and 90 kbps upstream.

     (c) Infospeed 7.1 M: provides maximum speeds of 7.1 Mbps downstream and 680 kbps upstream.

The data speeds listed above are maximum speeds. Actual speeds may be lower due to the impact of loop distance, modem technology and other factors. Therefore, these data speeds are not guaranteed.

Single User Service

Single user, (defined as a single person using one computational device such as a PC or MAC, with a single assigned TCP/IP address from BANI. The computational device has a single Ethernet interface attached to a DSL modem (CPE) conducting IP sessions across the BANI network). The single user has unlimited, dedicated Internet access which will enable single user to connect to their business (Corporate) assets (Remote LAN) or to the pubic Internet. Single user does not include web hosting, streaming video or streaming audio.

                             ADSL Internet Access

Internet Access is an IP (Internet Protocol) transport service which rides on top of Infospeed ADSL from the DSL Collection point to the BANI Aggregation Point in each LATA in which service is purchased. It provides the following functionality for Customer:

 .  Termination, Aggregation, and conversion of VLAN or PPP traffic to TCP/IP bandwidth from Infospeed ADSL transport service
 .  Assignment and allocation (administration) of IP on a statically assigned basis or via RADIUS Authentication and address push back.
 .  Continually ensure integrity and management of VLAN traffic and PVC assignments.
 .  Provision and maintenance of routing paths to destinations within BANI network or to the GSP network
 .  Connection to and routing of all IP traffic to the GSP of choice or to customers autonomous systems.
 .  Access to BANI's business web site at www.biz.bellatlantic.net.
                                         -------------------------

                         DSL Architecture Description
                                    Phase I

The Phase 1 Architecture consists of four component areas providing Bridged Ethernet connectivity. Each area contributes specific functionality to the over all design much like the layers of the OSI protocol stack, interacting with the component immediately above or below whileadding its functionality.

The first component area consists of the equipment and software that resides at the customer's premise. The PC or MAC with an appropriate TCP/IP stack runs a browser for Internet navigation over a configuration with IP driving an Ethernet interface over a 10BaseT link to the DSL modem.

The DSL modem accepts the data stream from the PC via the 1OBaseT link to an internal Ethernet connection. The software stack inside the DSL modem frames the data, from top to bottom, in four layers. Layer one is the LLC/SNAP layer, layer two is the AAL5 layer, layer three is the ATM layer and the final layer is ADSL that is output to the next component area.

The second component area consists of the ADSL Access Multiplexer, an ATM switch and a gateway router. The primary role of the DSLAM (Digital Subscriber Loop Access Multiplexer) is to aggregate the individual DSL lines from the premises and output an ATM data stream to the ATM switch. The ATM switch aggregates data from multiple DSLAMs and then feeds a gateway router where VLAN assignments and PVC assignments are constructed and maintained as a control p6int in the network.

The third component area is the Fast Packet Network that interconnects the ISP to the gateway router in the second component area.

The fourth component area is the ISP. The ISP receives the ATM data stream and terminates on an ATM switch. The ATM switch feeds a Catalyst 5500 for support of the VLAN and PVC mappings. The catalyst 5500 feeds a router for connecting to the Global Service Providers who connect to the Internet backbone.

                                    Phase 2

The Phase 2 Architecture consists of the same four component areas as Phase I that provided the Bridged Ethernet connectivity. As in the Phase 1 Architecture, each area contributes specific functionality to the over all design much like the layers of the OSI protocol stack, interacting with the component immediately above or below while adding its functionality.

The first component area consists of the equipment and software that resides at the customer's premise. The PC or MAC with an appropriate TCP/IP stack runs a browser for, Internet navigation over a configuration with IP driving an Ethernet interface over a 10BaseT link to the DSL modem.

The Phase 2 Architecture provides PPPoE in conjunction with the following three methods;

 .  Bridged Ethernet as in Phase 1
 .  PPP Termination
 .  L2TP Aggregation

PPP (Point to Point Protocol) over Ethernet is a specification how a host personal computer (PC or MAC) interacts with a broadband modem, IE. DSL modem, to access high speed data networks.

PPPoE provides support for existing, low cost technology such as Ethernet Network Interface Cards and PPP which exists in Windows 95 and 98. PPPoE provides interoperability with any xDSL modem and the DSLAM found in the second component area of the Phase 1 and 2 Architecture.

PPPoE has other advantages such as its simplicity and user of the Microsoft Dial-up Network software in Windows. PPPoE also requires no configuration of the customers modem. Finally, PPPoE also provides the ability to navigate through various networks by using a process known as dynamic service selection.

The DSL modem accepts the data stream from the PC via the 10BaseT link to an internal Ethernet connection. The software stack inside the DSL modem frames the data, from top to bottom, in four layers. Layer one is the

LLC/SNAP layer, layer two is the AAL5 layer, layer three is the ATM layer and the final layer is ADSL that is output to the next component area.

The second component area consists of the ADSL Access Multiplexer, an ATM switch and a gateway router. The primary role of the DSLAM (Digital Subscriber Loop Access Multiplexer) is to aggregate the individual DSL lines from the premises and output an ATM data stream to the ATM switch. The ATM switch aggregates data from multiple DSLAMs and then feeds a gateway router where VLAN assignments and PVC assignments are constructed and maintained as a control point in the network.

The third component area is the Fast Packet Network that interconnects the ISP to the gateway router in the second component area.

The fourth component area is the ISP. The ISP receives the ATM data stream and terminates on an ATM switch. The ATM switch feeds a Catalyst 5500 for support of the VLAN and PVC mappings. The catalyst 5500 feeds a router for connecting to the Global Service Providers who connect to the Internet backbone.

                    Amendment #1 to ADSL Service Agreement

Bell Atlantic Network Integration, Inc. ("BANI") and Information-Highway.com, Inc. ("Customer"), agree to amend the ADSL Service Agreement dated August 24 1999 (the "Agreement") as follows:

Section 7.2 BANI Termination or Suspension of Service - the following sentence
-----------------------------------------------------
shall be added to the end of Section 7.2:

Customer authorizes BANI to conduct a credit search which BANI will use to determine the credit worthiness of the Customer. If the results of such search are deemed unacceptable by BANI, then BAN[ may either terminate this Agreement or require Customer to provide a security deposit. BANI will notify Customer in writing of the credit decision no later than September 7,1999.

BANI may terminate this Agreement if, in the sole opinion of BANI, the results of such search are deemed unacceptable.

Section 7.3 Customer Early Termination - The second sentence shall be deleted
--------------------------------------
and replaced with the following:

In such case, Customer shall pay to BAN I all charges for Services provided through the effective date of such cancellation plus a cancellation charge in an amount equal to fifty percent (50%) of the balance of the monthly Service charges for the Minimum Subscriber Charges that would otherwise have become due for the unexpired balance of the Term.

Except as otherwise stated herein, all other terms and conditions of the Agreement are hereby ratified and confirmed effective August 26, 1999.

Bell Atlantic Network Integration, Inc.      Information-Highway.com, Inc.
1880 Campus Commons Drive                    #185,10751 Shellbridge Way
Reston, VA 20191                             Richmond, B.C. V6X 2W8



By:           /s/ Michael D. Barth           By:         /s/ John G. Robertson
--------------------------------------       ----------------------------------
Print Name:       Michael D. Barth           Print Name: John G. Robertson
--------------------------------------       ----------------------------------
Title:    Director, Product Management       Title:      President
--------------------------------------       ----------------------------------
Date:     August 26, 1999                    Date:
--------------------------------------       ----------------------------------